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                                                                    EXHIBIT 23.3


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



       We consent to the inclusion in Amendment No. 1 to the Registration Statement of TransAmerican Energy Corporation on Form S-4 as filed with the Securities and Exchange Commission on December 8, 1997 of our reserve report as of February 1, 1997, and to the references to our name under the caption "Reserve Engineers" and elsewhere in the form and context in which it appears in such Registration Statement.



                                          NETHERLAND, SEWELL & ASSOCIATES, INC.



                                          By: /s/ DANNY D. SIMMONS
                                              -------------------------
                                                  Danny D. Simmons
                                                  Senior Vice President


Houston, Texas
December 5, 1997